UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2025

LIVE OAK ACQUISITION CORP. V

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42540	61-2235506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4921 William Arnold Road
Memphis TN	38117
(Address of principal executive offices)	(Zip Code)

(901) 270-3107

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	LOKVU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	LOKV	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	LOKVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Merger Agreement

This section describes certain material provisions of the Merger Agreement (as defined below) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1. Shareholders of Live Oak Acquisition Corp. V and other interested parties are urged to read the Merger Agreement in its entirety. Unless otherwise defined herein, the capitalized terms used below have the meanings given to them in the Merger Agreement.

General Terms and Effects; Merger Consideration

On November 14, 2025, Live Oak Acquisition Corp. V, a Cayman Islands exempted company (together with its successors, including after the Domestication (as defined below), “Live Oak” or “SPAC”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with (i) Catalyst Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Live Oak (“Merger Sub”), (ii) Catalyst Sub 2 LLC, a Delaware limited liability company and a wholly-owned subsidiary of Live Oak (“Merger Sub II”), (iii) Teamshares Inc., a Delaware corporation (“Teamshares” or the “Company”), (iv) Live Oak Sponsor V LLC, a Delaware limited liability company (the “Sponsor”), in the capacity, from and after the closing (the “Closing”) of the transactions contemplated by the Merger Agreement (collectively, the “Business Combination”), of representative for the stockholders of Live Oak (other than the Teamshares security holders and their respective successors and assigns) (in such capacity, the “SPAC Representative”) and (v) Brian Gaebe, in the capacity as the representative from and after the Closing of the Earnout Participants (as defined below) and their respective successors and assignees in accordance with the terms and conditions of the Merger Agreement (the “Seller Representative”).

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the Closing, Live Oak will continue out of the Cayman Islands and into the State of Delaware and domesticate as a Delaware corporation (the “Domestication”), (ii) at the Closing, Merger Sub will merge with and into Teamshares (the “First Merger”) with Teamshares surviving such merger as a wholly-owned subsidiary of Live Oak (the “Surviving Corporation”) and (iii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Merger Sub II (the “Second Merger” and together with the First Merger, the “Mergers”) and as a result of which (a) all of the issued and outstanding capital stock of Teamshares as of immediately prior to the First Merger shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right of each Teamshares stockholder to receive its pro rata share of the Stockholder Merger Consideration (as defined below) and each Earnout Participant (as defined below) to receive their Earnout Shares (as defined below) and (b) the in-the-money Teamshares options shall be assumed (with equitable adjustments to the number and exercise price of such Teamshares options) and replaced with options (the “Assumed Options”) exercisable into shares of Live Oak common stock, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with applicable law.

The Merger Agreement provides that the total consideration received by the Teamshares security holders from Live Oak at the Closing will be a number of shares of Live Oak common stock with an aggregate value equal to the sum of (i) Five Hundred and Twenty-Five Million Dollars ($525,000,000) plus (ii) the Interim Period Financing (as defined below), if any, that has converted into Teamshares common stock, (the “Merger Consideration” and such shares, the “Merger Consideration Shares”), with each share of Live Oak common stock valued at $10.00 (the total portion of the Merger Consideration amount payable to all Teamshares stockholders in accordance with the Merger Agreement is also referred to as the “Stockholder Merger Consideration”). All Teamshares warrants, convertible debt, underwater options and other convertible securities outstanding and not exercised or converted prior to the Closing will be terminated as of the Closing.

As additional consideration, Company securityholders (the “Earnout Participants”) also have the potential to receive up to 6,000,000 additional shares of Live Oak common stock (the “Earnout Shares”) contingent upon the shares of Live Oak common stock meeting certain share price targets during the 5-year period following the Closing (the “Earnout Period”). The Earnout Shares will be issuable by Live Oak in accordance with the following:

●	One-third (1/3) of the Earnout Shares will be released if the VWAP of the shares of Live Oak common stock equals or exceeds $12.00 per share (the “Tier I Share Price Target”) for any 20 trading days within any consecutive 30-trading day period during the Earnout Period;

●	One-third (1/3) of the Earnout Shares will be released if the VWAP of the shares of Live Oak common stock equals or exceeds $15.00 per share (the “Tier II Share Price Target”) for any 20 trading days within any consecutive 30-trading day period during the Earnout Period; and

●	One-third (1/3) of the Earnout Shares will be released if the VWAP of the shares of Live Oak common stock equals or exceeds $20.00 per share (the “Tier III Share Price Target” and each of the Tier I Share Price Target, the Tier II Share Price Target and the Tier III Share Price Target, a “Share Price Target”) for any 20 trading days within any consecutive 30-trading day period during the Earnout Period.

All of the Earnout Shares will be accelerated and released if, during the Earnout Period, Live Oak is subject to a change of control in which the implied consideration per share of Live Oak common stock equals or exceeds $12.00 (a “Qualifying Change of Control” and the achievement of a Qualifying Change of Control or a Share Price Target, a “Triggering Event”). In the event that the applicable share price targets are not met during the Earnout Period, the Earnout Participants will not be entitled to receive the applicable portion of the Earnout Shares.

Representations and Warranties

The Merger Agreement contains customary representations and warranties made by each of Live Oak and Teamshares. Certain of the representations and warranties are qualified by materiality or Material Adverse Effect, as well as information provided in the disclosure schedules to the Merger Agreement. As used in the Merger Agreement, “Material Adverse Effect” means, with respect to any specified person or entity, any fact, event, occurrence, change or effect that (i) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the business, assets, liabilities, customer relationships, operations, results of operations or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or (ii) does or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the Business Combination, subject to customary exceptions with respect to clause (i) above.

No Survival

The representations and warranties of the parties contained in the Merger Agreement terminate as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach. The covenants and agreements of the parties contained in the Merger Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreements will survive until fully performed.

Covenants of the Parties

Each party agreed in the Merger Agreement to use its commercially reasonable efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms (the “Interim Period”), including those relating to: (i) the provision of access to their properties, books and personnel; (ii) the operation of their respective businesses in the ordinary course of business; (iii) the provision of financial statements by Teamshares to Live Oak; (iv) Live Oak’s public filings; (v) no insider trading; (vi) notifications of certain breaches, consent requirements or other matters; (vii) efforts to consummate the Closing; (viii) tax matters; (ix) further assurances; (x) public announcements; and (xi) confidentiality.

Each party also agreed during the Interim Period not to solicit or enter into a competing alternative transaction in accordance with customary terms and provisions set forth in the Merger Agreement.

The Merger Agreement also contains certain customary post-Closing covenants regarding (a) maintenance of books and records; (b) indemnification of directors and officers and the purchase of directors’ and officers’ tail liability insurance; and (c) use of trust account proceeds.

The parties made customary covenants regarding the registration statement on Form S-4 to be filed by Live Oak and Teamshares (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), to register the shares of Live Oak common stock to be issued as Merger Consideration Shares. The Registration Statement also will contain Live Oak’s proxy statement to solicit proxies from Live Oak’s shareholders to approve, among other things, (i) the Merger Agreement and the Business Combination, including the Merger and the Domestication; (ii) to the extent required by Nasdaq, the issuance of any shares in connection with the Transaction Financing (as defined below), including the approval of the issuance of more than 20% of the outstanding Live Oak common stock; (iii) the effecting of the Domestication, including adoption of the new organizational documents of Live Oak after the Domestication; (iv) the change of name of Live Oak to “Teamshares, Inc.” and the adoption and approval of the new amended and restated organizational documents of Live Oak; (v) the adoption and approval of the Incentive Plan (as defined below); (vi) the appointment of the post-Closing board of directors; and (vii) the approval of the Insider Letter Agreement Amendment (as defined below).

In addition, Teamshares agreed that as promptly as practicable after the Registration Statement has become effective, the requisite vote of Teamshares stockholders, by resolutions duly adopted at a meeting of Teamshares’ stockholders or by unanimous written consent, shall have authorized, approved and consented to, the execution, delivery and performance of the Merger Agreement and each of the Ancillary Documents to which Teamshares is or is required to be a party or bound, and the consummation of the Business Combination, including the Mergers and the Domestication.

The parties agreed that the post-Closing board of directors will consist of up to nine directors, at least a majority of which will qualify as “independent directors” under the listing rules of Nasdaq. Two directors will be designated by Live Oak prior to the Closing.

Live Oak agreed to use its reasonable best efforts during the Interim Period to enter into financing agreements with potential investors (whether structured as a private placement of common equity, convertible preferred equity, convertible debt or other securities convertible into or that have the right to acquire common equity, as trust account non-redemption or backstop arrangements or otherwise), in each cash on terms mutually agreeable to Teamshares and Live Oak, acting reasonably (an “Additional PIPE Investment”, together with the Initial PIPE Investment, a “PIPE Investment”); provided, that, the foregoing shall not require the Sponsor to forfeit or transfer any direct or indirect interest in its Live Oak securities other than as contemplated by the Sponsor Letter Agreement (as defined below).

Teamshares may, from time to time, enter into subscription, purchase or similar financing agreements for debt investments, preferred equity or other equity-linked securities that are convertible to Teamshares common stock, on terms mutually agreeable to Teamshares and Live Oak, acting reasonably (the “Interim Period Financing” and together with the PIPE Investment, the “Transaction Financing”).

Live Oak and Teamshares agreed to use their commercially reasonable efforts to agree, prior to the Closing, to a form of equity incentive plan that provides for the grant of equity and equity-based incentive awards to eligible service providers of Teamshares and its subsidiaries following the Closing (the “Incentive Plan”), which will provide for awards for a number of shares of Live Oak common stock equal to five percent (5%) of the aggregate number of shares of Live Oak common stock issued and outstanding immediately after the Closing. Within five (5) business days following the expiration of the sixty (60) day period following the date Live Oak has filed current Form 10 information with the SEC reflecting its status as an entity that is not a shell company, Live Oak shall file an effective registration statement on Form S-8 (or other applicable form) with respect to the shares of Live Oak common stock issuable under the Incentive Plan, and Live Oak shall use reasonable efforts to maintain the effectiveness of such registration statement(s) (and maintain the current status of the prospectus or prospectuses contained therein) for so long as awards granted pursuant to the Incentive Plan remain outstanding.

Live Oak agreed not to, and to cause its subsidiaries not to (including, following the Closing, Teamshares and its subsidiaries), take or omit to take any action that is in bad faith, the primary purpose or primary effect of which is to frustrate, delay or prevent the occurrence of any Triggering Event, avoiding, reducing or preventing the achievement or attainment of the Share Price Targets or the vesting or issuance of any Earnout Shares. Notwithstanding the foregoing, following the Closing, Live Oak and its subsidiaries (including, following the Closing, Teamshares and its subsidiaries) will be entitled to operate their respective businesses, and take or omit to take actions, based on the business requirements of Live Oak and its subsidiaries.

Teamshares agreed to deliver PCAOB-audited financial statements for its fiscal years ended December 31, 2023 and December 31, 2024 (the “GAAP Audited Company Financials”) to Live Oak within thirty (30) days following the date of the Merger Agreement.

Conditions to Closing

The Merger Agreement contains customary conditions to Closing, including the following mutual conditions of the parties (unless waived): (i) approval of the shareholders of Live Oak; (ii) approval of the stockholders of Teamshares; (iii) approvals of any required governmental authorities and completion of the HSR Act expiration periods; (iv) no law preventing the Business Combination; (v) the Registration Statement having been declared effective by the SEC; (vi) approval for listing on Nasdaq or NYSE of the Live Oak common stock to be issued in connection with the Business Combination; and (vii) consummation of Domestication.

It shall also be a mutual closing condition that Live Oak shall have cash and cash equivalents equal to at least $120,000,000, including funds remaining in Live Oak’s trust account (after giving effect to the completion and payment of the redemption of its public shareholders (the “Closing Redemption”)), plus the aggregate proceeds from all Transaction Financings (including Interim Period Financing), whether received by Live Oak or Teamshares.

In addition, unless waived by Teamshares, the obligations of Teamshares to consummate the Business Combination are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by Live Oak of customary certificates and other Closing deliverables: (i) (a) the fundamental representations and warranties of Live Oak being true and correct in all material respects on and as of the date of the Merger Agreement and as of the date of the Closing, except to the extent made as of a particular date (subject to certain materiality qualifiers); (b) subject to certain exceptions, all the other representations and warranties of Live Oak being true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all respects on and as of the date of the Merger Agreement and as of the date of the Closing, except where the failure of such representations and warranties to be true and correct, individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, Live Oak; (ii) Live Oak having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with by it on or prior to the date of the Closing and (iii) the absence of any Material Adverse Effect with respect to Live Oak since the date of the Merger Agreement which is continuing and uncured.

Unless waived by Live Oak, the obligations of Live Oak, Merger Sub and Merger Sub II to consummate the Business Combination are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by Teamshares of customary certificates and other Closing deliverables and ancillary documents: (i) (a) the fundamental representations and warranties of Teamshares being true and correct in all material respects on and as of the date of the Merger Agreement and as of the date of the Closing, except to the extent made as of a particular date (subject to certain materiality qualifiers); (b) subject to certain exceptions, all the other representations and warranties of Teamshares being true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all respects on and as of the date of the Merger Agreement and as of the date of the Closing, except where the failure of such representations and warranties to be true and correct, individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, Teamshares and its subsidiaries; (ii) each of Teamshares and the Seller Representative having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with or by it on or prior to the date of the Closing; and (iii) the absence of any Material Adverse Effect with respect to Teamshares and its subsidiaries since the date of the Merger Agreement which is continuing and uncured.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including: (i) by mutual written consent of Live Oak and Teamshares; (ii) by either Live Oak or Teamshares, if any of the conditions to Closing have not been satisfied or waived by May 31, 2026 (the “Outside Date”); (iii) by either Live Oak or Teamshares, if a governmental authority of competent jurisdiction has issued, enforced, adopted or entered an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Business Combination, and such order or other action has become final and non-appealable (and so long as the terminating party is not the primary cause of, or resulted in, such order or action); (iv) by either Live Oak or Teamshares in the event of the other party’s uncured breach, if such breach would result in the failure of the related Closing condition (and so long as the terminating party is not in breach under the Merger Agreement so as to prevent the conditions to Closing to be satisfied); (v) by Live Oak if there has been a Material Adverse Effect on Teamshares and its subsidiaries following the date of the Merger Agreement, which is uncured and continuing; (vi) by Teamshares if there has been a Material Adverse Effect on Live Oak following the date of the Merger Agreement, which is uncured and continuing; (vii) by either Live Oak or Teamshares, if Live Oak holds the extraordinary general meeting of its shareholders to approve the Merger Agreement and the Business Combination, and the required shareholder approval is not obtained; (viii) by either Live Oak or Teamshares, if Teamshares holds its special meeting, and the required Teamshares shareholder approval is not obtained; (ix) by Live Oak, if (A) Teamshares has not delivered the GAAP Audited Company Financials to Live Oak within ninety (90) days from the date of the Merger Agreement (provided, that such termination right may no longer be exercised by Live Oak after Teamshares has delivered to Live Oak the GAAP Audited Company Financials) or (B) the GAAP Audited Company Financials, when delivered, are materially different from the financial statements Teamshares previously provided to Live Oak in an adverse manner and (x) by Teamshares if Live Oak Class A Ordinary Shares have become delisted from Nasdaq and are not relisted on the Nasdaq or the New York Stock Exchange within sixty (60) days after such delisting.

If the Merger Agreement is terminated, subject to the payment of a termination fee, if applicable, all further obligations of the parties under the Merger Agreement (except for certain obligations related to publicity, confidentiality, fees and expenses, trust fund waiver, no recourse, termination and general provisions) will terminate, and no party to the Merger Agreement will have any further liability to any other party thereto, except for liability for fraud or for willful breach of any covenant, obligation or agreement in the Merger Agreement prior to termination.

In the event of a termination of the Merger Agreement as a result of a material breach by either party, the breaching party will be required to pay a termination fee to the non-breaching party of $3,500,000 plus transaction expenses, with such transaction expenses not to exceed $400,000.

Trust Account Waiver

Teamshares and the Seller Representative each agreed that they and their affiliates will not have any right, title, interest or claim of any kind in or to any monies in Live Oak’s trust account held for its public shareholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom) other than in connection with the Closing.

SPAC Representative

The Sponsor is serving as the SPAC Representative under the Merger Agreement, and in such capacity will represent the interests of Live Oak’s shareholders (other than the Teamshares security holders and their respective successors and assigns) and their respective successors and assignees after the Closing with respect to the Merger Agreement and certain Ancillary Documents following the Closing.

Governing Law

The Merger Agreement is governed by the laws of the State of Delaware and the parties are subject to exclusive jurisdiction of federal and state courts located in the State of Delaware (and any appellate courts thereof).

Related Agreements

Voting Agreement

Contemporaneously with the execution and delivery of the Merger Agreement, Live Oak and Teamshares entered into Voting and Support Agreements (collectively, the “Voting Agreements”) with certain shareholders of Teamshares (the “Significant Company Holders”) holding sufficient voting power to approve the Mergers and the Business Combination, pursuant to which, among other things, the Significant Company Holders agreed to vote their shares of Teamshares stock in favor of the adoption of the Merger Agreement, the Ancillary Documents and the approval of the Business Combination, subject to certain customary conditions. The Significant Company Holders also agreed to provide a proxy to Live Oak to vote such shares of Teamshares stock pursuant to the foregoing. Pursuant to the Voting Agreements, the Significant Company Holders also agreed to take certain other actions in support of the Merger Agreement and related transactions (and any actions required in furtherance thereof) and refrain from taking actions that would adversely affect such Significant Company Holders’ ability to perform their obligations under the Voting Agreements. Pursuant to the Voting Agreements, the Significant Company Holders also agreed not to transfer their shares of Teamshares stock during the period from and including the date of the Voting Agreement and the date on which the Voting Agreement is terminated.

Significant Company Holder Lock-Up Agreements

Contemporaneously with the execution and delivery of the Merger Agreement, each Significant Company Holder entered into a lock-up agreement (the “Significant Company Holder Lock-Up Agreement”) with Live Oak and the SPAC Representative. Pursuant to the Significant Company Holder Lock-Up Agreements, each Significant Company Holder agreed not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or enter into any agreement to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with any respect to, any securities received by the Teamshares stockholders in the Business Combination (including the Earnout Shares and shares of Live Oak common stock underlying the Assumed Options, collectively the “Restricted Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly announce the intention to do any of the foregoing (each of the foregoing (i), (ii) and (iii), a “Transfer,” in each case, subject to certain customary transfer exceptions), for a period commencing from the Closing and ending on the date that is six months after the Closing (subject to early release on the date after the Closing on which Live Oak consummates a liquidation, merger, stock exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of Live Oak’s shareholders having the right to exchange their equity holdings in Live Oak for cash, securities or other property).

Management Lock-Up Agreements

Contemporaneously with the execution and delivery of the Merger Agreement, each member of the management team of Teamshares entered into a lock-up agreement (each, a “Management Lock-Up Agreement”) with Live Oak and the SPAC Representative. Pursuant to the Management Lock-Up Agreements, each member of the management team of Teamshares agreed not to Transfer the Restricted Securities for a period commencing from the Closing and ending on the four-year anniversary of the Closing (subject to early release on the earlier upon (A) the date on which the volume-weighted average trading price of one share of Live Oak common stock quoted on Nasdaq (or such other exchange on which the shares of Live Oak common stock are then listed) equals or exceeds $25.00 per share for any 20 trading days within any 30 trading period commencing at least 150 days after the Closing, (B) the date after the Closing on which Live Oak consummates a liquidation, merger, stock exchange, reorganization or other similar transaction with an unaffiliated third party that results in all of Live Oak’s shareholders having the right to exchange their equity holdings in Live Oak for cash, securities or other property and (C) the holder’s employment is terminated without cause).

Non-Competition and Non-Solicitation Agreement

Prior to or at the Closing, each member of the management team of Teamshares will enter into a non-competition and non-solicitation agreement (each, a “Non-Competition and Non-Solicitation Agreement”) in favor of Teamshares and Live Oak and their respective present and future successors and direct and indirect subsidiaries (collectively, the “Covered Parties”). Pursuant to the Non-Competition and Non-Solicitation Agreements, each member of Teamshares management will agree for a period of 2 years after the Closing not to compete with the Covered Parties and not to solicit the employees and customers of the Covered Parties. Each member of the management team will also agree not to disparage the Covered Parties and to customary confidentiality requirements.

Registration Rights Agreement

Prior to or at the Closing, Live Oak, the Sponsor, certain Teamshares shareholders who are expected to be affiliates of Live Oak immediately after the Closing and the Initial PIPE Investors (as defined below) will enter into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, Live Oak will be obligated to file a registration statement within thirty (30) days of Closing to register the resale of shares of common stock held by the Holders (as defined therein) after the Closing, including Earnout Shares, and to use its commercially reasonable efforts to have such registration statement declared effective as soon as reasonably practicable after the filing thereof, but no later than the earlier of (a) the ninetieth (90th) calendar day following the filing date thereof if the SEC notifies the Company that it will “review” the registration statement and (b) the fifth (5th) business day after the date the Company is notified by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. The Registration Rights will also provide such Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

Insider Letter Agreement Amendment

Contemporaneously with the execution and delivery of the Merger Agreement, Live Oak, Sponsor and Teamshares entered into an amendment (the “Insider Letter Agreement Amendment”) to that certain letter agreement dated February 27, 2025 (the “Insider Letter Agreement”) by and among Sponsor and directors and officers of Live Oak (i) to add Teamshares as a third-party beneficiary to the Insider Letter Agreement and (ii) to amend the terms of the lock-up set forth in the Insider Letter to conform with the lock-up terms in the Significant Company Holder Lock-Up Agreements described above.

Sponsor Letter Agreement

Contemporaneously with the execution and delivery of the Merger Agreement, Live Oak entered into a letter agreement (the “Sponsor Letter Agreement”) with the Sponsor and Teamshares, pursuant to which, among other things, (i) the Sponsor agreed that up to 1,150,000 Founder Shares (the “Deferred Founder Shares”) are subject to forfeiture and shall vest only if certain of the Share Price Targets are achieved during the Earnout Period (as defined therein); (ii) the Sponsor may, solely at its option, use an additional 1,150,000 Founder Shares (the “Incentive Founder Shares”) to incentivize investors in a Transaction Financing, secure Trust Account non-redemption or backstop arrangements or otherwise provide support in connection with any Transaction Financing; and (iii) to the extent that the Sponsor has not transferred or forfeited all of the Incentive Founder Shares at or prior to the Closing pursuant to the foregoing clause (ii), then Sponsor shall forfeit fifty percent (50%) of the remaining Incentive Founder Shares at the Closing and the other remaining fifty percent (50%) of such Incentive Founder Shares (such remaining Incentive Founder Shares, together with the Deferred Founder Shares, the “Earnout Founder Shares”) shall become subject to forfeiture and shall vest only if certain of the Share Price Targets are achieved during the Earnout Period; provided, however, that such Incentive Founder Shares and Deferred Founder Shares described in the foregoing clauses (i), (ii) and (iii) will remain subject to the transfer restrictions in the Insider Letter.

The Earnout Founder Shares shall vest and no longer be subject to forfeiture as follows:

●	Upon the achievement of the Tier I Share Price Target, 50% of the Earnout Founder Shares will vest and no longer be subject to forfeiture.

●	Upon the achievement of the Tier II Share Price Target, 50% of the Earnout Founder Shares will vest and no longer be subject to forfeiture.

Notwithstanding the foregoing, in the event that during the Earnout Period, Live Oak is subject to a Qualifying Change of Control, then, all of the Earnout Founder Shares that have not previously vested shall vest and shall no longer be subject to forfeiture.

PIPE Subscription Agreement

Contemporaneously with the execution of the Merger Agreement, certain investors (the “Initial PIPE Investors”) each entered into a subscription agreement (collectively, the “PIPE Subscription Agreements”) with Live Oak, pursuant to which, Live Oak agreed to issue, and the Initial PIPE Investors agreed to purchase, 13,695,652 shares of Live Oak common stock (the “Initial PIPE Shares”), at a purchase price of $9.20 per share for an aggregate purchase price of $126.0 million, in a private placement (the “Initial PIPE Investment”). The consummation of the Initial PIPE Investment is conditioned on the concurrent Closing and other customary closing conditions. Each Initial PIPE Investor agreed in the PIPE Subscription Agreement that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in Live Oak’s trust account held for its public shareholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

Pursuant to the PIPE Subscription Agreements, Live Oak has agreed to file a registration statement registering the resale of the Initial PIPE Shares within thirty (30) calendar days after Closing and use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable after the filing.

Each PIPE Subscription Agreement shall terminate and be void and of no further force and effect upon the earliest to occur of (i) such date and time as the Merger Agreement is terminated in accordance with its terms; (ii) the mutual written agreement of the respective parties to terminate such PIPE Subscription Agreement; or (iii) written notice by either party to the other party to terminate if the transactions contemplated by the PIPE Subscription Agreement are not consummated on or prior to the Outside Date.

The Merger Agreement and other agreements described above have been included to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about Live Oak or Teamshares, or the other parties thereto. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, are modified or qualified by information in one or more confidential disclosure schedules prepared in connection with the execution and delivery of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about Live Oak, Teamshares or the other parties thereto at the time they were made or otherwise and should only be read in conjunction with the other information that Live Oak makes publicly available in reports, statements and other documents filed with the SEC. Live Oak Teamshares investors and securityholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement.

The foregoing descriptions of agreements and the transactions and documents contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Merger Agreement, Voting and Support Agreement, Significant Lock-Up Agreement, the Management Lock-Up Agreement, Non-Competition Agreement, the Registration Rights Agreement, the Insider Letter Amendment, the Sponsor Letter Agreement and the PIPE Subscription Agreement, copies of which are filed with this Current Report on Form 8-K as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, and the terms of which are incorporated by reference herein.

Item 3.02 Unregistered Sale of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein, to the extent applicable. The securities of Live Oak that may be issued in connection with the PIPE will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is the investor presentation (the “Investor Presentation”) of Teamshares, that may be used by Teamshares and by Live Oak, in connection with the transactions contemplated by the Merger Agreement described above. The Investor Presentation is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such filing.

On November 14, 2025, Live Oak and Teamshares issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Additional Information and Where to Find It

In connection with the Business Combination, Live Oak and Teamshares intend to file a Registration Statement with the SEC, which will include a proxy statement to Live Oak shareholders and a prospectus for the registration of Live Oak’s securities to be issued in connection with the Business Combination. After the Registration Statement is declared effective by the SEC, the definitive proxy statement/prospectus and other relevant documents will be mailed to the shareholders of Live Oak as of a record date to be established for voting on the Business Combination and will contain important information about the Business Combination and related matters. Shareholders of Live Oak and other interested persons are advised to read, when available, these materials (including any amendments or supplements thereto) and any other relevant documents, because they will contain important information about Live Oak, Teamshares and the Business Combination. Shareholders and other interested persons will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other relevant materials in connection with the Business Combination, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Live Oak Acquisition Corp. V, 4921 William Arnold Road, Memphis, TN, 38117 United States, Attn: Richard Hendrix, Chairman & Chief Executive Officer. The information contained on, or that may be accessed through, the websites referenced in this Current Report on Form 8-K in each case is not incorporated by reference into, and is not a part of, this Current Report on Form 8-K.

BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF LIVE OAK ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE BUSINESS COMBINATION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION.

Participants in the Solicitation

Live Oak, Teamshares and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Live Oak’s shareholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Live Oak’s directors and officers in Live Oak’s SEC filings. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Live Oak’s shareholders in connection with the Business Combination will be set forth in the proxy statement/prospectus for the Business Combination when available. Information concerning the interests of Live Oak’s and Teamshares’ participants in the solicitation, which may, in some cases, be different than those of their respective equity holders generally, will be set forth in the proxy statement/prospectus relating to the Business Combination when it becomes available.

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act or an exemption therefrom.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. federal securities laws with respect to the parties and the Business Combinations. Live Oak’s and/or Teamshares’ actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. No representations or warranties, express or implied are given in, or in respect of, this Current Report on Form 8-K. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.

These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement with respect to the Business Combination; (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Business Combination and definitive agreements with respect thereto; (3) the inability to complete the Business Combination, including due to failure to obtain approval of the shareholders of Teamshares and Live Oak or other conditions to Closing; (4) the inability to obtain or maintain the listing of the public company’s shares on Nasdaq or another national securities exchange following the Business Combination; (5) the ability of Live Oak to remain current with its SEC filings; (6) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of Live Oak and Teamshares after the Closing to grow and manage growth profitably and retain its key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the inability of Teamshares to implement business plans, forecasts, and other expectations after the completion of the Business Combination; (11) the risk that additional financing in connection with the Business Combination, or additional capital needed following the Business Combination to support Teamshares’ business or operations, may not be raised on favorable terms or at all; (12) the evolution of the markets in which Teamshares competes; (13) the ability of Teamshares to implement its strategic initiatives and continue to innovate its existing products and services; (14) the level of redemptions of Live Oak’s public shareholders; and (15) other risks and uncertainties included in documents filed or to be filed with the SEC by Live Oak and/or Teamshares.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Registration Statement referenced above when available and other documents filed by Live Oak and Teamshares from time to time with the SEC. These filings will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. There may be additional risks that neither Live Oak nor Teamshares presently knows, or that Live Oak and/or Teamshares currently believe are immaterial, that could cause actual results to differ from those contained in the forward-looking statements. For these reasons, among others, investors and other interested persons are cautioned not to place undue reliance upon any forward-looking statements in this Current Report on Form 8-K. Past performance by Live Oak’s or Teamshares’ management teams and their respective affiliates is not a guarantee of future performance. Therefore, you should not place undue reliance on the historical record of the performance of Live Oak’s or Teamshares’ management teams or businesses associated with them as indicative of future performance of an investment or the returns that Live Oak or Teamshares will, or may, generate going forward. Neither Live Oak nor Teamshares undertakes any obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this Current Report on Form 8-K, except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1+†	Agreement and Plan of Merger, dated as of November 14, 2025, by and among Live Oak Acquisition Corp. V, Catalyst Sub Inc., Catalyst Sub 2 LLC, Teamshares Inc., Live Oak Sponsor V LLC and Brian Gaebe.
10.1†	Form of Voting and Support Agreement, dated as of November 14, 2025, by and among Live Oak Acquisition Corp. V, Teamshares Inc. and the Significant Company Holders.
10.2†	Form of Lock-Up Agreement, dated as of November 14, 2025, by and among Live Oak Acquisition Corp. V, Live Oak Sponsor V LLC and the Significant Company Holders.
10.3†	Form of Lock-Up Agreement, dated as of November 14, 2025, by and among Live Oak Acquisition Corp. V, Live Oak Sponsor V LLC and the members of Teamshares management.
10.4†	Form of Non-Competition and Non-Solicitation Agreement.
10.5	Form of Amended and Restated Registration Rights Agreement.
10.6†	Insider Letter Agreement Amendment, dated as of November 14, 2025, by and among Live Oak Acquisition Corp. V, Live Oak Sponsor V LLC and the undersigned holders thereto.
10.7†	Sponsor Letter Agreement, dated as of November 14, 2025, by and among Live Oak Acquisition Corp. V, Live Oak Sponsor V LLC and Teamshares Inc.
10.8	Form of PIPE Subscription Agreement, dated as of November 14, 2025, by and among Live Oak Acquisition Corp. V and certain investors party thereto.
99.1	Investor Presentation, dated November 2025.
99.2	Press Release, dated November 14, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Live Oak will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

†	Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE OAK ACQUISITION CORP. V

By:	/s/ Richard Hendrix
Name:	Richard Hendrix
Title:	Chief Executive Officer

Dated: November 14, 2025